Exhibit 99.1

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Reports Fourth Quarter and Full Year 2013 Financial Results

San Diego, March 6, 2014 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the t:slim® Insulin Pump, today reported its financial results for the quarter and year ended December 31, 2013.

For the year ended December 31, 2013, sales were $29.0 million compared to $2.5 million for the same period of 2012. Commercial sales of the t:slim Insulin Pump and related supplies commenced in August of 2012. Sales for the fourth quarter of 2013 were $10.2 million, compared to $2.3 million for the same period of 2012. Sales for the fourth quarter of 2013 also grew 32 percent sequentially over the third quarter of 2013. These increases in sales were driven by continued growth of the t:slim Insulin Pump customer base.

“We experienced tremendous growth in 2013 and achieved positive gross margins in our first full year of commercialization,” said Kim Blickenstaff, President and Chief Executive Officer of Tandem Diabetes Care. “We believe these are key accomplishments that establish a firm foundation from which we can expand market awareness and adoption of the t:slim Insulin Pump, and strengthen our business operations.”

For the year ended December 31, 2013, gross margin was 21 percent compared to a negative gross margin of -54 percent for the same period of 2012. Gross margin for the fourth quarter of 2013 was 12 percent, compared to a negative gross margin of -20 percent for the fourth quarter of 2012. The gross margins for the year and quarter ended December 31, 2013 were negatively impacted by approximately $1.3 million of costs directly related to the previously announced voluntary cartridge recall that the Company initiated in January 2014. The total direct cost of the recall is expected to be $1.6 million, consisting of costs associated with the return and replacement of affected cartridges in the field and the write-off of cartridges within the Company’s inventory.

For the year ended December 31, 2013, operating expenses totaled $55.6 million compared to $31.7 million for the same period of 2012. For the fourth quarter of 2013, operating expenses totaled $17.7 million compared to $8.0 million for the same period of 2012. The increases in operating expenses are primarily associated with the expansion of commercial operations and non-cash, stock-based compensation. Operating expenses included non-cash, stock-based compensation for the year and quarter ended December 31, 2013 of $4.5 million and $2.7 million, respectively, compared to $246,000 and $49,000 for the comparable periods of 2012.

For the year ended December 31, 2013, operating loss was $49.4 million compared to $33.0 million for the same period of 2012. Operating loss for the fourth quarter of 2013 was $16.5 million, compared to $8.4 million for the same period of 2012.

As of December 31, 2013, the Company had $129.5 million in cash, cash equivalents and short-term investments.

For the year ending December 31, 2014, the Company estimates that sales will be in the range of $48.0 million to $54.0 million.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To listen to the conference call via phone, please dial 855-427-4396 (U.S./Canada) or 484-756-4261 (International) and use the participant code “3106837”.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company with an innovative, user-centric and integrated approach to the design, development and commercialization of products for people with insulin-dependent diabetes. The Company manufactures and sells the t:slim Insulin Pump, the slimmest and smallest durable insulin pump currently on the market, and the first and only insulin pump with a high resolution, color touch screen. Tandem is based in San Diego, California.

t:slim, t:connect and Tandem Diabetes Care are registered trademarks of Tandem Diabetes Care, Inc.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes, use #tslim, #tconnect and $TNDM.

Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements relate to the Company’s projected financial results, the Company’s ability to expand market awareness and adoption of the t:slim® Insulin Pump and strengthen business operations, and anticipated expenses related to the Company’s voluntary recall of specific lots of cartridges that are used with the t:slim® Insulin Pump. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, successful commercialization of the Company’s products may be negatively impacted by lack of market acceptance by physicians and people with diabetes. Other risks and uncertainties include the Company’s inability to manufacture products in commercial quantities at an acceptable cost and in accordance with quality requirements; the Company’s inability to contract with additional third-party payors for reimbursement of the Company’s products; possible delays in the Company’s product development programs; possible future actions of the U.S. Food and Drug Administration or any other regulatory body or governmental authority; the possibility that the actual replacement rate for cartridges subject to the recall may be higher or lower than estimated; the potential that the Company may incur additional expenses related to the recall that it does not anticipate at this time; the inherent difficulty of predicting the total financial impact associated with the recall; the possibility that the recall could subject the Company to claims or proceedings which may adversely impact its business and financial condition; and other risks identified in the Company’s Annual Report on Form 10-K as well as other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

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TANDEM DIABETES CARE, INC.

CONDENSED BALANCE SHEETS

(in thousands)

	December 31,
	2013	2012
Assets
Current assets:
Cash, cash equivalents and short-term investments	$129,480	$17,163
Restricted cash	2,050	50
Accounts receivable, net	5,299	2,412
Inventory, net	10,330	6,261
Other current assets	1,830	1,928

Total current assets	148,989	27,814

Property and equipment, net	9,886	8,989
Other long term assets	3,340	3,014

Total assets	$162,215	$39,817

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable, accrued expense and employee-related liabilities	$10,102	$5,215
Deferred revenue	411	1,884
Notes payable—current, net of discounts	—	4,203
Preferred stock warrant liability and common stock subject to repurchase	—	2,329
Other current liabilities	4,086	3,421

Total current liabilities	14,599	17,052

Notes payable—long-term	29,397	—
Other long-term liabilities	2,682	4,179
Convertible preferred stock	—	124,638
Total stockholders’ equity (deficit)	115,537	(106,052)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$162,215	$39,817

TANDEM DIABETES CARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands – except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)
Sales	$10,245	$2,257	$29,007	$2,475
Cost of sales	9,057	2,704	22,840	3,823

Gross profit (loss)	1,188	(447)	6,167	(1,348)

Operating expenses:
Selling, general and administrative	14,305	5,964	44,522	22,691
Research and development	3,346	1,990	11,079	9,009

Total operating expenses	17,651	7,954	55,601	31,700

Operating loss	(16,463)	(8,401)	(49,434)	(33,048)

Other income (expense), net:
Change in fair value of stock warrants	(5,990)	(48)	(9,002)	2,556
Other expense, net	(1,160)	(105)	(4,703)	(2,523)

Total other income (expense), net	(7,150)	(153)	(13,705)	33

Net loss	$(23,613)	$(8,554)	$(63,139)	$(33,015)

Net loss per share, basic and diluted	$(2.14)	$(42.14)	$(21.46)	$(175.88)

Weighted average shares used to compute basic and diluted net loss per share	11,046	203	2,942	188

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com